Exhibit 99.1

Lattice Business Update

March 15, 2005

BUSINESS UPDATE STATEMENT Q1 2005

•                  Quarterly revenue is now expected to be $50 million to $51 million, a 3% to 5% sequential increase over the December 2004 quarter;

•                  Gross margin percentage is expected to be approximately flat;

•                  Total operating expenses are expected to increase by approximately $2 million;

•                  Intangible asset amortization is expected to be approximately $4.4 million;

•                  Other income is expected to be approximately $1.5 million to $2.0 million.

The foregoing statements are forward-looking statements within the meaning of the Federal Securities laws. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. For further description of these risks please refer to our current documents on file with the SEC.